Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Premiere Publishing Group, Inc.

      We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement on Form SB-2 for Premiere Publishing Group, Inc. of our report dated February 25, 2006 , relating to the financial statements of Premiere Publishing Group, Inc. as of December 31, 2005 and for the year ended December 31, 2005 , which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ RANDY GRUBER, CPA, P.C.

RANDY GRUBER, CPA, P.C.

March 1 , 2006